EX-4.2
     Securities Purchase Agreement dated February 13, 2002 between GoTrain Corp. and Columbia Nova Investments, AVV and Polmeroy Limited

                                                              Exhibit 4.2

                                 GOTRAIN, CORP.
                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of the 13th day of February 2002 by and among GoTrain Corp., a Delaware corporation ("GoTrain" or the "Company"), and the investors listed on Schedule 1 attached hereto (each an "Investor" and collectively the "Investors").

         In consideration of the mutual promises, covenants and other good and valuable consideration herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Purchase and Sale of Securities.
                  -------------------------------

                  1.1      Sale and Issuance of Securities.
                           -------------------------------

                           (a)      Subject to the terms and  conditions of this
Agreement,  the  Investors  agree to
purchase at the Closing (as defined herein), and the Company agrees to sell and issue to the Investors at the Closing an 8% Convertible Debenture in the principal amount of One Million Dollars ($1,000,000.00) ("Series 1 Debenture") and an 8% Convertible Debenture in the principal amount of Five Hundred Thousand Dollars ($500,000.00) ("Series 2 Debenture") for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Purchase Price"). The Series 1 Debenture and Series 2 Debenture shall collectively be referred to herein as "Debentures," form of which are attached hereto as Exhibits A and B.

                           (b)      The  Investors  shall pay for the Debentures
by  certified  check or wire at the
Closing in the amounts provided in Schedule 1.

                           (c)      Each  Investor shall  purchase the amount of
the Series 1 Debenture  and Series 2
Debenture set forth opposite such Investor's name on Schedule 1 attached hereto. Series A Preferred Stock into which the Debentures may be converted shall have the designations, dividend rights, voting powers, conversion features, rights on liquidation or dissolution or other rights, qualifications, limitations or restrictions set forth in the Certificate of Designation of Series A Preferred Stock attached hereto as Exhibit C (the "Certificate of Designation"). The Debentures and the Series A Preferred Stock shall together be referred to as the "Securities."

                  1.2      Closing.
                           -------

                           (a)      The  purchase  and sale of the  Securities
shall  take  place at  10:00  a.m.  on
February 15, 2002 at 100 Bush Street, Suite 850, San Francisco, California, or at such other time and place as shall be mutually agreed upon between the Investors and the Company (the "Closing").

                           (b)      At the Closing,  each Investor shall deliver
to the Company the Purchase Price for
the Securities they are purchasing, as set forth on Schedule 1 attached hereto, in immediately available funds by certified check or wire transfer to an account of the Company designated by the Company not less than three (3) business days prior to the date of the Closing or such other manner reasonably acceptable to the Company.

                           (c)      At the Closing, the  Company  shall  deliver
to  each  Investor  the  Debenture
certificates duly registered in the name of such Investor representing the Debentures such Investor is purchasing as set forth opposite such Investor's name on Schedule 1 attached hereto.

         2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto and furnished to the Investors, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company hereby represents and warrants to each Investor that as of the date of this Agreement:

            2.1  Organization; Good Standing; Qualification and Corporate Power.
                 --------------------------------------------------------------

                           (a)      The Company is a corporation duly organized,
validly  existing  and in  good
standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties. True and correct copies of the Company's Certificate of Incorporation (including all certificates of designation) and Bylaws, as in effect on the date hereof, are attached hereto as Exhibit D and Exhibit E, respectively.

                           (b)      The Company has all requisite  legal and
corporate power and authority to execute and deliver this Agreement, the Investors Rights Agreement of even date herewith among the Company and the Investors in the form attached hereto as Exhibit F (the "Investors Rights Agreement"), and the Voting Agreement of even date herewith among the Company, the Investors and the stockholders of the Company set forth therein, in the form attached hereto at Exhibit G (the "Voting Agreement") (The Investors Rights Agreement and the Voting Agreement shall be referred to herein as "Ancillary Documents.") The Company has all requisite legal and corporate power and authority to issue and sell the Securities and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by the Company, and to the extent necessary by its stockholders, with respect to the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

                  2.2      Capitalization  and Voting Rights.  The authorized
                           ---------------------------------
capital of the Company  consists of the following:

                           (i)      Common  Stock.  25,000,000  shares of Common
                                    -------------
Stock, $0.0001 par value per share, have been authorized (the "Common Stock"), of which 6,667,000 shares are issued and outstanding immediately prior to the Closing.

                           (ii)     Preferred  Stock.  5,000,000  shares of
                                    ----------------
Preferred  Stock,  $0.0001  par value per share, have been authorized
(the "Preferred Stock"), of which 3,333,000 shares have been designated Series A Preferred Stock, none of which are issued or outstanding.

                           (iii)    Derivative  Securities;  Voting  Agreements.
                                    -------------------------------------------
There are no outstanding options, warrants, rights (including conversion or preemptive rights or rights of first refusal or of first offer) or agreements or understandings for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding of any kind, and, to the best knowledge of the Company, there is no agreement or understanding of any kind with any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (a "Person"), which affects or relates to the repurchase, redemption or other acquisition, disposition or voting or giving of written consents with respect to any security of the Company.

                  2.3 Directors; Officers. A true and correct list of the officers and directors of the Company, all of whom have been duly and properly elected to the positions set forth opposite their respective names, is set forth in Section 2.3 of the Schedule of Exceptions.

                  2.4 Security Holders. A true and correct list of the record and beneficial owners of all issued and outstanding shares of Common Stock, together with the holders of any options, warrants or any other convertible securities setting forth their names and the number and kind of securities held by each, is set forth in Section 2.4 of the Schedule of Exceptions. There is no proxy, voting trust, agreement, or arrangement among any of the record or beneficial owners of Common Stock or other security of the Company affecting the exercise of voting or transfer rights of such stock. The Company has not entered into any agreement with any security holder that grants such security holder the right to require the Company to register any of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act") or to participate in any such registration.

                  2.5 No Undisclosed Liabilities. Except as disclosed in the Assignment Agreement attached as Exhibit H, there are no liabilities or obligations of the Company of any kind whatsoever, liquidated or unliquidated, whether accrued, direct, contingent, absolute, determined, determinable or otherwise, and, to the Company's knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities disclosed in Section 2.6 of the Schedule of Exceptions. There are no accumulated and unpaid dividends with respect to any of the Company's securities.

                  2.6 Authorization. This Agreement, the Ancillary Documents and Assignment Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) the limitation by federal or state securities laws or by public policy of rights to indemnification.

                  2.7      Valid Issuance of Debentures and Preferred Stock.
                           ------------------------------------------------

                           (a)      The  Debentures  to be  purchased  hereunder
and the  Series  A  Preferred  Stock
issuable upon exercise of the Debentures (the "Shares"), when issued, sold and delivered in accordance with the terms of this Agreement, for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first offer or refusal, and the Investors will have good title to the Shares, free and clear of all liens, security interests, pledges, charges, encumbrances and stockholder agreements (other than those contained in the Ancillary Documents). The shares of Series A Preferred Stock issuable upon conversion of the Debentures have been duly authorized, validly reserved for issuance and, when issued upon conversion of the Debentures in accordance with the Certificate of Designation, will be fully paid, and non-assessable, will not be issued in violation of any preemptive right or rights of first offer or refusal, and the holders of-such shares of Series A Preferred Stock will have good title to such shares, free and clear of all liens, security interests, pledges, charges, encumbrances and stockholder agreements (other than those contained in the Ancillary Documents).

                           (b)      The  Company's outstanding shares of  Common
Stock  have been duly and  validly
authorized and issued and are fully paid, and non-assessable and were offered, issued and sold in compliance with all applicable Federal and state securities laws.

                  2.8 Governmental Consents. Other than filings with Federal and state securities authorities in respect of the sale of the Securities, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. The Company has complied (and in carrying out its business the Company will be in compliance) with all laws, ordinances and regulations applicable to it and its business, which the failure to comply with would, either individually or in the aggregate, have a material adverse effect upon the Company. The Company has obtained all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or, to the Company's knowledge, threatened to revoke or limit any thereof. There are no consents or waivers of others necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

                  2.9 Litigation. (i) There is, and has been, no action, suit, proceeding, or investigation pending against the Company or its officers; (ii) neither the Company nor any of its officers is a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality (other than those of general applicability); and (iii) there is no action, suit, proceeding or investigation commenced by the Company or its directors or officers currently pending or which such persons intend to initiate with respect to the Company.

                  2.10 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, as amended, or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to the Company's knowledge, of any provision of Federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which would have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company. The Company does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets are subject which would have a material adverse effect on the Company. To the Company's knowledge, there are no warranty claims or other uninsured claims against the Company under completed contracts which might involve a material monetary liability which is not reserved against in its financial statements.

                  2.11 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the investors, the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

                  2.12 Environmental Matters. The Company is not in material violation, or operating its business in material violation, of any applicable federal, state, and local laws, ordinances and rules of common law relating to environmental, safety or health matters ("Environmental Laws") and the Company has not received notice or correspondence from any governmental agency that it may be in violation of, or potentially liable with respect to, any Environmental Laws. To the Company's knowledge, it is not (i) the subject of any investigation about Environmental Laws or any state lien environmental law, or (ii) the subject of any Federal or state investigation or administrative proceeding evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous substance into the environment.

                  2.13 Employee Relations. No strike, work stoppage, or other labor dispute relating to the Company is pending and no application for certification of a collective bargaining agent is pending. There are no unfair labor practice charges or grievances pending or in process by or on behalf of any employee of the Company, nor any complaints received by the Company, or on file, with any federal, state or local governmental agencies alleging employment discrimination or other violations of laws pertaining to such employees. The Company is not aware that any officer or key employee of the Company or any significant group of employees of the Company has any plans to terminate employment with the Company. Except for agreements between the Company and its present and former employees, neither the Company nor, to the Company's knowledge, any employee of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting, or similar agreement relating to, affecting, or in conflict with the present or proposed business activities of the Company, which limit the ability of the Company to conduct its business in any material respect or prohibit such employee from being employed by the Company.

                  2.14 Tax and Other Liabilities. All taxes required by law which are due and payable by the Company have been paid, and all taxes the Company is obligated to withhold from amounts owing to any employee or third party have been withheld, and all tax returns and reports required by law to have been filed by the Company have been duly filed and reflect the amounts due and paid. There are in effect no waivers of applicable statues of limitations with respect to any taxes, governmental charges, duties, imports, levies, or fees for any year and the Company has not agreed to any extension of time with respect to any tax assessment or deficiency. The tax returns of the Company have not been and are not now being audited by the Internal Revenue Service for any of the Company's tax periods. No tax liens have been asserted against any of the Company's assets, and any potential assessment or any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, except as set forth on Section 2.14 of the Schedule of Exceptions.

                  2.15 Securities Act. Assuming the accuracy of the representations of Investors set forth herein, neither the registration of any security under the Securities Act or the securities laws of any state, nor the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is required in connection with the issuance, execution and delivery of the Securities in the manner contemplated hereunder.

                  2.16 Disclosure; Due Diligence. This Agreement and the Exhibits and Schedules hereto, when taken as a whole with other documents and certificates furnished by the Company to the Investors or their counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading. All agreements material to the business of the Company, including, but not limited to, all agreements with any third party, which may, inter alia, create additional obligations or impose restrictions on the conduct of business by the Company have been furnished to the Investors and there are no agreements that the Company is aware of that have not been furnished to (or, if not in writing, described to) the Investors.

                  2.17 Affiliate Transactions. Schedule 2.17 of the Schedule of Exceptions describes each agreement, contract, arrangement, understanding, transfer of assets or liabilities or other commitment or transaction between the Company, on one hand, and any person who is (or, at the time such agreement, contract, arrangement, understanding, transfer, commitment or transaction was entered into or made, was) a shareholder, director or employee of the Company

(or other person controlled, directly or indirectly, by any of the foregoing), on the other hand (collectively, "Affiliate Transactions"). All Affiliate Transactions are on terms and conditions at least as favorable to the Company as the Company could have obtained in similar transactions with unaffiliated third parties.

                  2.18 Subsidiaries. The Company does not own, directly or indirectly any interest or investment (whether equity or debt) in any corporation, firm, partnership, limited liability company, joint venture, business, association, trust, business trust or other entity.

                  2.19. Company Assets. The Company owns, or otherwise has sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, for the conduct of, or otherwise material to, the business and operations of the Company (the "Company Assets"). The Company has good, valid and marketable title to, or in the case of leased property has good and valid leasehold interests in, all Company Assets that are material to its business and operations, including but not limited to all such Company Assets (except any that have been disposed of in the ordinary course of business after the date hereof and in accordance with this Agreement), in each case free and clear of any encumbrance. The Company has maintained all tangible Company Assets that are material to its business and operations in good repair, working order and operating condition subject only to ordinary wear and tear, and all such tangible Company Assets are fully adequate and suitable for the purposes for which they are presently being used.

         3.       Representations  and Warranties of the Investors.
                  ------------------------------------------------
Each investor hereby represents and warrants,  to the Company that:

                  3.1 Organization and Existence. As indicated on the signature pages hereto, such Investor is either (i) a limited partnership duly organized and validly existing under the laws of its respective state of formation, (ii) a limited liability company duly organized and validly existing under the laws of its respective state of formation, (iii) a corporation duly organized and validly existing under the laws of its respective state of incorporation or (iv) an individual. Each Investor represents that it was not organized for the purpose of making an investment in the Company.

                  3.2 Authorization. The execution, delivery and performance by such Investor of this Agreement and the Ancillary Documents to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby are within the powers of such Investor and have been duly authorized by all necessary individual, corporate, partnership or limited liability company action, as appropriate, on the part of such Investor. This Agreement and the Ancillary Documents to which such Investor is a party constitute valid and binding agreements of such Investor, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) by federal or state securities laws or by public policy of rights to indemnification. All action required to be taken by such Investor for the lawful execution and delivery of this Agreement and the Ancillary Documents to which such Investor is a party has been taken.

                  3.3 Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such investor who might be entitled to any fee or commission from the Company or Investors upon consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

                  3.4 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such investor's execution of this Agreement such investor hereby confirms, that the Securities to be purchased by such Investor pursuant to the terms hereof will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Agreement, such Investor further represents that such Investor (i) has no present intention of selling, granting any participation in, or otherwise distributing the Securities acquired by such Investor, and (ii) has no contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person, with respect to the Securities to be acquired by such investor.

                  3.5  Investor Address, Access to Information, Experience, Etc.
                       ---------------------------------------------------------

                           (a)      The address set forth on the signature pages
of this Agreement is such Investor's
true and correct business, residence or domicile address. Such Investor has received and read and is familiar with this Agreement. Such Investor has substantial experience in evaluating non-liquid investments such as the Securities and is capable of evaluating the merits and risks of an investment in the Company. Such Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                           (b)      Such  Investor has been  furnished access to
the business  records of the Company
and such additional information and documents as such Investor has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of this Agreement, the purchase of the Securities, the business, operations, market potential, capitalization, financial condition and prospects of the Company, and all other matters deemed relevant to such Investor.

                           (c)      Such  Investor  acknowledges  that  it has
had an  opportunity  to  evaluate  all
information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement independent of and without reliance on any third party.

                  3.6 Restricted Securities. Such Investor understands that the Securities to be acquired by such Investor (including the Series A Preferred Stock issuable upon conversion of the Debentures, and the Common Stock upon exercise and conversion of the Series A Preferred Stock) are characterized as "restricted securities" under the federal securities laws, and that such Securities have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. In the absence of an effective registration statement covering the Securities to be acquired by such Investor and the Series A Preferred Stock issuable upon conversion of the Debentures (and the Common Stock upon exercise and conversion of the Series A Preferred Stock), such Investor will sell or transfer, or otherwise dispose of, the Securities to be acquired by such Investor only in a manner consistent with its representations and agreements set forth herein, the terms and conditions set forth in the Ancillary Documents and any applicable Federal and state securities laws.

                  3.7 Confidentiality. Such investor agrees to keep in confidence and not to use (other than in connection with this offering) or disclose to any third Person for any reason Confidential Information without the Company's prior written consent. "Confidential Information" includes, but is not necessarily limited to, this Agreement, the Ancillary Documents, the transactions contemplated hereby and thereby, as well as all other information related to the Company, and its past, present and future plans, technology, intellectual property, businesses, activities, customers and suppliers. The Company and each investor agree that information will not be considered "Confidential Information" to the extent that such information: (a) is or becomes publicly known through no wrongful act of the receiving party; (b) is rightfully received from a third party without restriction and without breach of this Agreement or any of the Ancillary Documents; or (c) is required to be disclosed pursuant to a requirement of a governmental agency or law so long as the parties provide each other with timely written prior notice of such requirement.

                  3.8 Legends. It is understood that the certificates evidencing the Securities (Series A Preferred Stock and the Common Stock issued upon conversion of the Debentures, or upon exercise and conversion of the Debentures) may bear one or all of the following legends:

                           (a)      THE SECURITIES  REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                           (b)      Any legend required by the Blue Sky laws of
any state.

The legend referred to in clause (a) above shall be removed by the Company from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that the Company has received from the holder a written representation that (i) such holder is not an affiliate of the Company and has not been an affiliate during the preceding three (3) months,
(ii) such holder has beneficially owned the shares represented by the certificate for a period of at least two (2) years (or the period of time then required by Rule 144(k) or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

         4. Conditions of Each Investor's Obligations at Closing. The obligations of each investor under Sections 1.1 and 1.2(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against such Investor unless such investor has consented in writing thereto:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 herein shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the investors at the Closing a certificate certifying that the relevant conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 Secretary's Certificate. The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying: (i) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect at the Closing; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby and that such resolutions have not been amended or modified and are in full force and effect; and (iii) that attached thereto is a true and complete copy of the Company's Certificate of Incorporation, which has not been amended;

                  4.5 Certificates. Each Investor shall have received executed Debentures representing the amounts set forth opposite such Investor's name on
Schedule 1 attached hereto registered in the name of such Investor.

                  4.6      Agreements.  Each  Investor  shall have received a
                           ----------
Voting Agreement and Investors Rights Agreement duly executed by the parties thereto.

                  4.7 Other Documents. Each Investor shall have received all documents reasonably requested by such Investor relating to the Company and its performance of this Agreement and the Ancillary Documents, all in form and substance reasonably satisfactory to the Investor.

                  4.8 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

         5.       Conditions of the Company's  Obligations at Closing.  The
                  ---------------------------------------------------
obligations of the Company under Sections 1.1 and 1.2(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 herein shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  5.2 Performance. Each of the investors shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by each of them on or before the Closing.

                  5.3 Agreements. The Company shall have received a Voting Agreement and Investors Rights Agreement duly executed by the investors and the other parties thereto.

                  5.4      Other  Documents.  The  Company  shall have  received
                           ----------------
all documents they may reasonably request relating to the Investors and their performance of this Agreement and the Ancillary Documents.

                  5.5 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

         6.       Covenants  of  the  Company.  In  addition  to  the  covenants
                  ---------------------------
set forth in the Certificate of Designation, the Company covenants to the Investors, so long as any Shares remain outstanding, as follows:

                  6.1 Qualifications. In connection with the Closing, the Company shall obtain all necessary Blue Sky law permits and qualifications, or secure exemptions therefrom, required by any state for the offer and sale of the Debentures.

                  6.2 Maintenance of Existence. The Company shall at all times
(a) preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto; and (b) maintain in full force and effect all permits, licenses, trademarks, trade names, other intellectual property rights, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

                  6.3      Accounting.  The Company will maintain a system of
                           ----------
accounting established and administered in accordance with U.S. generally accepted accounting principles.

                  6.4      Financial  Statements.  The Company shall furnish or
                           ---------------------
cause to be furnished to each Investor who holds at least $250,000.00 in Debentures or 250,000 shares of Series A Preferred Stock:

                           (a)      as soon as  reasonably  possible,  and in
any event within ninety (90) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year, and audited consolidated statements of operations and retained earnings and cash flow of the Company for such fiscal year, all in reasonable detail, and prepared in accordance with GAAP, and accompanied by the report thereon of a nationally or regionally recognized, independent certified public accountant firm;

                           (b)      as soon as reasonably possible,  and in any
event within sixty (60) days after the
end of each quarter, the unaudited consolidated balance sheet and statements of operations and retained earnings and cash flow of the Company for such quarter, all in reasonable detail, prepared in accordance with GAAP, and certified to be complete and correct in all material respects (subject to year-end adjustments) by the President or Chief Financial Officer of the Company; and

                           (c)      not less than  thirty  (30)  days  prior to
the  beginning  of each  fiscal  year,
deliver the proposed annual operating budget of the Company to the Investors and the form of such annual operating budget as has been approved by the Board of Directors of the Company; and

                  6.5 Reservation of Stock. The Company shall at all times duly reserve for issuance the shares of Series A Preferred Stock issuable upon conversion of the Debentures and Common Stock issuable upon conversion of the Series A Preferred Stock,

                  6.6      Use of Proceeds.  The Company  shall use the proceeds
                           ---------------
received from the sale and issuance of the Securities for general working capital purposes.

                  6.7 Consents. The Company shall use its best efforts to obtain any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

                  6.8      Confidentiality and Invention  Agreements.  The
                           -----------------------------------------
Company shall use its best efforts to cause all employees of, and consultants to, the Company to execute confidentiality and invention assignment agreements.

         7.       Indemnity.
                  ---------

                           (a)      The Company shall, with respect to the
representations, warranties, covenants and agreements made by the Company herein, indemnify, defend and hold the investors (and their respective shareholders, directors, officers, employees, partners, agents, affiliates and controlling parties) (each, in this Section 7(a), an "Indemnified Party") harmless from and against all liability, loss or damage, together with all reasonable and documented costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the Ancillary Documents or the assertion of any claims relating to the foregoing. The Company shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with the Securities Act or registration or qualification under such state securities or blue sky laws; and shall reimburse each such Indemnified Party for any reasonable and documented legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no indemnification shall be required hereunder (i) for the gross negligence or willful misconduct of any Indemnified Party, (ii) for breach by the Investors of any of the representations and warrants set forth in this Agreement, or (iii) for any Indemnified Party that fails to cooperate with the Company's reasonable requests in connection with investigating or defending any such loss, claim, damage, liability or action. In case any such action is brought against an Indemnified Party, the Company will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to the Company, or that such claims or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided by this Section 7, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party and the Company shall reimburse each such Indemnified Party and any person controlling such Indemnified Party for that portion of the reasonable and documented fees and expenses of any counsel retained by the Indemnified Party attributable to matters for which the Indemnified Party is entitled to indemnification under this Section 7. The Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld. Any claim for indemnification under this Section 7 with respect to representations and warranties must be made not later than the end of the survival period set forth in Section 8.1.

                           (b)      Each Investor  shall  severally  and not
jointly with any of the other investors, with respect to the representations, warranties made by such Investor herein, indemnify, defend and hold the Company (and its shareholders, directors, officers, employees, partners, agents, affiliates and controlling parties) (each, in this Section 7(b), an "Indemnified Party") harmless from and against all liability, loss or damage, together with all reasonable and documented costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any of the representations or warranties set forth in Section 3 hereof; provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of any Indemnified Party or breach by the Company of any of its representations, warranties, covenants or agreements of the Company contained in this Agreement or the Ancillary Documents or the assertion of any claims relating to the foregoing. In case any such action is brought against an Indemnified Party, such investor will be entitled to participate therein and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from such investor to such Indemnified Party of its election to assume the defense thereof, such investor shall be responsible for any reasonable and documented legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonable concluded, upon the advice of legal counsel experienced in such matters, that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to such investor, or that such claims or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided by this Section 7(b), such Investor shall not have the right to assume the defense of such action on behalf of such Indemnified Party and shall reimburse each such Indemnified Party and any person controlling such Indemnified Party for that portion of the reasonable and documented fees and expenses of any counsel retained by the Indemnified Party to the extent relating to such defense or matters for which the Indemnified Party is entitled to indemnification under this Section 7. Such investor shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified Party or Parties, which consent shall not be unreasonably withheld. Any claim for indemnification under this Section 7(b) with respect to representations and warranties must be made not later than the end of the survival period set forth in Section 8.1.

         8.       Miscellaneous.
                  -------------

                  8.1 Survival of Warranties. The warranties, representations, and covenants of the Company and each Investor contained in or made pursuant to this Agreement or the Ancillary Documents shall survive the execution and delivery of this Agreement and the Ancillary Documents and the Closing for a period of 60 days.

                  8.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the holders of fifty percent (50%) of the Shares then outstanding. Except as provided under Section 7, neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  8.3      Governing  Law. This  Agreement  shall be governed by
                           --------------
and construed under the laws of the State of Delaware without regard to principles of conflicts of laws and rules of such states.

                  8.4 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction hereunder. The Company, and the Holder by the acceptance of this Agreement, each hereby irrevocably (i) submit to the jurisdiction of the Circuit Court of Tennessee sitting in Knox County in respect of any suit, action or proceeding arising out of or pertaining to the enforcement of the foregoing arbitration provision or any award thereunder, (ii) accept, generally and unconditionally, jurisdiction of the foregoing court, and
(iii) waive, to the fullest extent possible under applicable law, any objection of the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Such arbitration shall be conducted by one (1) arbitrator mutually agreeable to the Company and a majority-in-interest of the Investors, or failing such agreement, an arbitrator experienced in similarly-sized companies appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the Tennessee Code, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

                  8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified at the address / indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other parties, with a copy for the Company to Greenberg Traurig, LLP, 2450 Colorado Avenue, Suite 400E, Santa Monica, California 90404,
Attention: Thomas S. Loo, Esq.

                  8.8 Entire Agreement Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof, Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors that represent in the aggregate at least a majority of the outstanding Shares (provided that any such amendment which unfairly discriminates against a particular Investor relative to the other Investors or adversely affects an Investor differently from other Investors shall require the agreement or consent of the investor so affected). Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. No representations and warranties with respect to the sale of the Securities have been made by the Company, on the one hand, and the Investors, on the other, except as expressly provided in this Agreement.

                  8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the date first above written.

                                  GOTRAIN CORP.



                                                    By:   /s/ GARY CURTIS
                                                  Name:  Gary Curtis
                                                 Title:  Chief Executive Officer


































                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

         IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the date first above written.

                         INVESTORS:

                      COLUMBUS NOVA INVESTMENTS, AVV

                         By:           /s/ BERNIE HALL
                            ------------------------------------------
                       Name:         Bernard Hall
                            ------------------------------------------
                      Title:        Senior Director, CNI
                            ------------------------------------------


                      Polmeroy Limited

                         By:           /s/ BERNIE HALL    (POA)
                            ------------------------------------------
                       Name:         Bernard Hall
                            ------------------------------------------
                      Title:       Senior Director, CNI
                            ------------------------------------------























                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                                                      SCHEDULE 1

                              SCHEDULE OF INVESTORS


                                  Name of Investor           Investment Amount
1.       Columbia Nova Investments, AVV                         $500,000.00
         c/o CNI Management LLC
         590 Madison, 32nd Floor
         New York, New York 10022

2.       Polmeroy Limited                                     $1,000,000.00
         Registered Office of Polmeroy Limited
         Bison Court
         Post Office Box 3460
         Road Town
         Tortola, British Virgin Islands

         cc:  Polmeroy Limited
                Post Office Box 274
                Thirty Six Hilgrove Street
                St. Helier, Jersey JE4 8TR